EX-FILING FEES

Calculation of Filing Fee Tables

S-4
(Form Type)

NAAC Holdco, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type (1)	Security Class Title		Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	(3)	457(c), 457(f)(1)	162,001,250	(4)	$9.85	$1,595,712,312.50	(5)	0.0000927	$147,922.54
	Equity	Warrants		457(c), 457(f)(1)	19,776,667	(6)	$0.29	$5,735,233.43	(7)	0.0000927	$531.66
	Equity	Common Stock issuable upon exercise of Warrants	(3)	457(g)	19,776,667	(8)	$11.50	$227,431,670.50	(9)	0.0000927	$21,082.92
Fees Previously Paid	—	—		—	—		—	—			—
Carry Forward Securities
Carry Forward Securities	—	—		—	—			—				—	—	—	—
	Total Offering Amounts							$1,828,879,216.43		.0000927	$169,537.12
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										$169,537.12

(1)	All securities being registered are to be issued by NAAC Holdco, Inc., a Delaware corporation (“New Holdco”), in connection with the proposed business combination (the “Business Combination”) among New Holdco, Belgacom International Carrier Services SA/NV, a Belgian limited liability company (société anonyme) (“BICS”), North Atlantic Acquisition Corporation, a Cayman Islands exempted company (“NAAC”), North Atlantic Acquisition, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of New Holdco (“New SPAC”), and Torino Holding Corp., a Delaware corporation (“TeleSign”), as described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”).

(2)	Calculated pursuant to Rule 457 promulgated under the Securities Act by determining the product of (i) the proposed maximum aggregate offering price and (ii) 0.0000927.

(3)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	Based on the maximum number of shares of common stock, par value $0.0001 per share, of New Holdco (“New Holdco Common Stock”) estimated to be issued, or issuable, by New Holdco in connection with the Business Combination. Such maximum number of shares of New Holdco Common Stock is based on the sum of (i) up to 37,950,000 shares of New Holdco Common Stock, which will be issued pursuant to the SPAC Merger (as defined in the proxy statement/prospectus) upon the cancellation and exchange of Class A ordinary shares, par value $0.0001 per share, of NAAC (“Class A Ordinary Shares”) that were sold pursuant to NAAC’s Registration Statement on Form S-1 (File Nos. 333-251887 and 333-252318) as part of the units in NAAC’s initial public offering, (ii) up to 8,538,750 shares of New Holdco Common Stock, which will be issued pursuant to the SPAC Merger (as defined in the proxy statement/prospectus) upon the cancellation and exchange of Class B ordinary shares, par value $0.0001, of NAAC, and (iii) up to 115,512,500 shares of New Holdco Common Stock, which may be sold to BICS in exchange for shares of common stock, par value $0.0001 per share, of TeleSign, pursuant to the Business Combination.

(5)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount calculated as the product of (i) 162,001,250 shares of New Holdco Common Stock, which is the estimated maximum number of shares of New Holdco Common Stock that may be issued or issuable in connection with the Business Combination, and (ii) $9.85, the average of the high and low trading prices of the Class A Ordinary Shares on March 11, 2022.

(6)	Represents (i) 12,650,000 warrants to acquire Class A Ordinary Shares (“NAAC Warrants”) that were sold as part of the units in NAAC’s initial public offering and (ii) 7,126,667 warrants to acquire Class A Ordinary Shares that were sold to NAAC’s sponsor in a private placement. All such warrants will be assumed and converted into warrants to acquire shares of New Holdco Common Stock (“New Holdco Warrants”) in connection with the SPAC Merger (as defined in the proxy statement/prospectus).

(7)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to the product of (i) 19,776,667 New Holdco Warrants, which is the estimated maximum number of New Holdco Warrants that may be issued in connection with the SPAC Merger (as defined in the proxy statement/prospectus), and (ii) $0.29, the average of the high and low trading prices of the NAAC Warrants on March 11, 2022.

(8)	Represents New Holdco Common Stock issuable upon the exercise of New Holdco Warrants.

(9)	Pursuant to Rule 457(g) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to the product of (i) 19,776,667 shares of New Holdco Common Stock, which is the estimated maximum number of shares of New Holdco Common Stock that may be issued on exercise of New Holdco Warrants, and (ii) $11.50, the exercise price of the New Holdco Warrants.

2